UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VERITAS DGC INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is a press release issued on December 11, 2006 by Veritas DGC, Inc. relating to the proposed merger transaction between Veritas DGC Inc. and Compagnie Générale de Géophysique:

Veritas DGC Inc. Announces
Receipt of Internal Revenue Service Private Letter Ruling

Houston - December 11, 2006 - Veritas DGC Inc. (NYSE: VTS) today announced that it has received the requested United States Internal Revenue Service private letter ruling in connection with the previously announced merger agreement whereby Compagnie Générale de Géophysique (“CGG”) will acquire Veritas.  The IRS ruled that the exchange of Veritas common stock for CGG ADSs or CGG ADSs and cash will qualify for an exception to Section 367(a)(1) of the Internal Revenue Code.  As a result, Veritas and CGG expect that the material U.S. federal income tax consequences of the merger to Veritas stockholders will be as follows:

•                  Stockholders who exchange Veritas common stock solely for cash in the merger generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash received and the stockholder’s tax basis in the Veritas stock surrendered.

•                  Stockholders who exchange Veritas common stock solely for CGG ADSs in the merger will not recognize any gain or loss for U.S. federal income tax purposes, except to the extent of the cash received in lieu of a fractional CGG ADS.

•                  Stockholders who exchange Veritas common stock for a combination of cash and CGG ADSs in the merger generally will recognize gain (but not loss) for U.S. federal income tax purposes equal to the lesser of (1) the excess of the sum of the cash and the fair market value of the CGG ADSs received over the stockholder’s tax basis in the Veritas common stock surrendered or (2) the amount of cash received.

•                  A stockholder’s holding period for U.S. federal income tax purposes for the CGG ADSs received in the merger generally will include the holding period for the Veritas common stock surrendered in the merger.

It should be noted that with respect to a Veritas stockholder who holds shares of Veritas common stock and will own directly, indirectly or constructively through attribution rules, at least five percent of either the total voting power or total value of the combined company’s ordinary shares immediately after the merger, the exception provided by the ruling will only apply if the stockholder files a gain recognition agreement satisfying the requirements of Section 1.367(a)-8 of the U.S. Income Tax Regulations.  If you believe you could become a five-percent transferee stockholder of the combined company, you should consult your tax advisor about the applicable special rules and time-sensitive tax procedures.

The information in this press release is only a summary and does not contain all of the information that may be material to a Veritas stockholder.  Please refer to “The Merger - Certain Material U.S. Federal Income Tax Consequences” of the proxy statement/prospectus dated November 30, 2006 for a more complete discussion of the U.S. federal income tax consequences of the merger.  Determining the actual tax consequences of the merger to a particular stockholder may be complex and will depend on the stockholder’s specific situation.  Veritas stockholders are encouraged to consult their own tax advisor for a full understanding of the tax consequences of the merger.

On September 5, 2006, Veritas and CGG announced that they entered into a definitive agreement for the merger.  Completion of the merger remains subject to receipt of shareholders’ approval, as well as the satisfaction of other customary closing conditions.

FORWARD-LOOKING INFORMATION

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements as to expectations, beliefs and future financial performance, such as statements regarding our business prospects.  All of these are based on current information and expectations that are subject to a number of risks, uncertainties and assumptions.  These risks and uncertainties are more fully described in our reports filed with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual outcomes may vary in material respects from those currently anticipated.

INVESTOR NOTICE

In connection with the proposed transaction between Compagnie Générale de Géophysique (“CGG”) and Veritas DGC Inc. (“Veritas”), CGG has filed a registration statement on Form F-4 (File no. 333-138033) (the “Form F-4”), which includes a definitive Proxy Statement/Prospectus, dated November 30, 2006, relating to the CGG ordinary shares underlying the CGG American Depositary Shares (“ADS”) to be issued in the proposed transaction.  CGG and Veritas have also filed, and intend to continue to file, additional relevant materials with the Securities and Exchange Commission (the “SEC”), including the filing by CGG with the SEC of a Registration Statement on Form F-6 (the “Form F-6” and together with the Form F-4, the “Registration Statements”) to register the CGG American Depositary Shares (“ADS”), as well as the CGG ordinary shares underlying such CGG ADSs, to be issued in exchange for shares of Veritas common stock. The Registration Statements and the Proxy Statement/Prospectus contain important information about Veritas, CGG, the proposed transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully, and any other relevant documents filed with the SEC, including all amendments, because they contain important information. Investors and security holders may be able to obtain free copies of the documents filed with the SEC by CGG and Veritas (including the Form F-4 and, when filed, the Form F-6) through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may be able to obtain free copies of materials filed with the SEC by CGG and Veritas (including the Form F-4 and, when filed, the Form F-6) by contacting Investor Relations at +1 832 351 8821 and from CGG by contacting Investor Relations at invrel@cgg.com or by telephone at +33 1 64 47 38 31.

Veritas and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Veritas in connection with the transaction described herein.  Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Proxy Statement/Prospectus described above.  Additional information regarding these directors and executive officers is also included in Veritas’s Amendment No. 1 to Form 10-K/A, which was filed with the SEC on or about November 28, 2006.  This document is available free of charge at the SEC’s web site at www.sec.gov and from Veritas by contacting Investor Relations at +1 832 351 8821.

CGG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Veritas in connection with the transaction described herein.  Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.  Additional information regarding these directors and executive officers is also included in CGG’s Form 20-F filed with the SEC on May 9, 2006.  This document is available free of charge at the SEC’s web site at www.sec.gov and from CGG by contacting Investor Relations at +33 1 64 47 38 31.

CIRCULAR 230 NOTICE

To ensure compliance with IRS Circular 230, we are required to advise you that: (a) the description of tax consequences contained herein is not intended or written to be relied upon, and cannot be relied upon for avoiding penalties that may be imposed under the Internal Revenue Code; (b) the description was written in connection with the proposed transaction; and (c) Veritas shareholders should seek advice based on their particular circumstances from an independent tax advisor.

Veritas DGC Inc., headquartered in Houston, Texas, is a leading provider of integrated geophysical information and services to the petroleum industry worldwide. Additional information regarding Veritas maybe found at www.veritasdgc.com.

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For additional information, please contact:

Mindy Ingle
Investor Relations
Tele: + 1 832 351 8821
mindy_ingle@veritasdgc.com